Exhibit 99.1

NEWS Mark Graff SVP, Financial Planning and Investor Relations (813) 830-5311

Bloomin’ Brands Announces 2022 Q1 Financial Results

Q1 Combined U.S. Comparable Restaurant Sales Growth of 14.0%

Q1 Diluted EPS of $0.73 and Adjusted Diluted EPS of $0.80

Raises Full Year Guidance for Revenue, Profit and EPS Expectations

Declares Quarterly Cash Dividend of $0.14 per share

TAMPA, Fla., April 29, 2022 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the first quarter 2022 (“Q1 2022”) compared to the first quarter 2021 (“Q1 2021”).

CEO Comments

“The first quarter was a strong start to the year and sets us up well to achieve our 2022 goals,” said David Deno, CEO. “Our Q1 results reflect both our customer’s positive response to investments we have made in quality and service as well as the ongoing execution against our growth strategy. This strategy has produced sustainable gains in off-premises, higher digital engagement, and improved operational efficiencies in the restaurant. These efforts have resulted in enhanced sales and profits, which have enabled us to increase full year guidance.”

Diluted EPS and Adjusted Diluted EPS

The following table reconciles Diluted earnings per share to Adjusted diluted earnings per share for the periods indicated (unaudited):

	Q1
	2022	2021	CHANGE
Diluted earnings per share	$0.73	$0.63	$0.10
Adjustments (1)	0.07	0.09	(0.02)

Adjusted diluted earnings per share (1)	$0.80	$0.72	$0.08

(1)

Adjustments for the periods presented primarily include the exclusion of shares from our calculation of diluted weighted average common shares outstanding due to: (i) our convertible note hedge which offsets the dilutive impact of the shares underlying the 2025 Notes and (ii) our February 2021 election to settle the principal portion of the 2025 Notes in cash. There were no adjustments to Income from operations during the periods presented. See Non-GAAP Measures later in this release.

First Quarter Financial Results

(dollars in millions, unaudited)	Q1 2022	Q1 2021	CHANGE

Total revenues	$1,140.5	$987.5	15.5%
Restaurant-level operating margin	17.1%	18.8%	(1.7)%

Operating income margin	9.4%	9.2%	0.2%

•

The increase in Total revenues was primarily due to: (i) higher comparable restaurant sales primarily attributable to increases in average check per person, (ii) higher franchise revenues and (iii) the net impact of restaurant openings and closures.

•

Restaurant-level operating margin decreased primarily due to: (i) commodity and wage rate inflation, (ii) higher operating expenses including utilities and (iii) higher advertising expense. These decreases were partially offset by increases in average check per person and the net benefit of lapping the impact of COVID-19.

•	Operating income margin increased due to an increase in franchise revenues, partially offset by a decrease in restaurant-level operating margin as described above.

First Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED
Comparable restaurant sales (stores open 18 months or more):	MARCH 27, 2022

U.S.

Outback Steakhouse	9.2%

Carrabba’s Italian Grill	11.5%

Bonefish Grill	21.3%

Fleming’s Prime Steakhouse & Wine Bar	45.7%

Combined U.S.	14.0%

International

Outback Steakhouse - Brazil (1)	35.9%

(1)	Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.

Dividend Declaration and Share Repurchases

On April 19, 2022, our Board of Directors declared a quarterly cash dividend of $0.14 per share to be paid on May 25, 2022 to all stockholders of record as of the close of business on May 11, 2022.

On February 8, 2022, our Board of Directors approved a $125 million share repurchase program. As of April 27, 2022, we repurchased 1.2 million shares for a total of $26 million and had $99 million remaining under this authorization. This authorization will expire on August 9, 2023.

Fiscal 2022 Financial Outlook

The table below presents our updated expectations for selected 2022 financial reporting and operating results. Our outlook assumes no additional significant business interruptions related to COVID-19:

Financial Results:	Prior Outlook	Current Outlook

Total revenues	$4.30B to $4.35B	$4.35B to $4.40B

EBITDA (1)	$495M to $515M	$505M to $525M

GAAP diluted earnings per share (2)	$2.13 to $2.22	$2.23 to $2.32

Adjusted diluted earnings per share (3)	$2.35 to $2.45	$2.45 to $2.55

Effective income tax rate	16% to 17%	16.5% to 17.5%

(1)	See EBITDA outlook reconciliation later in this release.
(2)	For GAAP purposes assumes weighted average diluted shares of approximately 104 million.
(3)	Assumes weighted average adjusted diluted shares of approximately 95 million, which includes the benefit of the convertible note hedge entered into in May 2020.

We are reaffirming all other aspects of our full-year financial guidance as previously communicated in our February 18, 2022 earnings release.

Q2 2022 Financial Outlook

The table below presents our expectations for selected fiscal Q2 2022 operating results. Our outlook assumes no additional business interruptions related to COVID-19:

Selected Financial Data:	Q2 2022 Outlook

Total revenues	$1.1B to $1.13B

GAAP diluted earnings per share (1)	$0.55 to $0.59

Adjusted diluted earnings per share (2)	$0.60 to $0.65

(1)	For GAAP purposes assumes weighted average diluted shares of approximately 103 million.
(2)	Assumes weighted average adjusted diluted shares of approximately 94 million, which includes the benefit of the convertible note hedge entered into in May 2020.

Conference Call

The Company will host a conference call today, April 29, 2022 at 8:15 AM EDT. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures

In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Adjusted net income, (ii) Adjusted diluted earnings per share and (iii) Earnings before interest, taxes, depreciation and amortization (“EBITDA”).

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables six and nine included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

About Bloomin’ Brands, Inc.

Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates more than 1,450 full-service restaurants and off-premises only kitchens in 47 states, Guam and 15 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements

Certain statements contained herein, including statements under the headings “CEO Comments”, “Fiscal 2022 Financial Outlook” and “Q2 2022 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; the effects of the COVID-19 pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior, including, among others: the inability of workers, including delivery drivers, to work due to illness, quarantine, or government mandates, temporary restaurant closures and capacity restrictions due to reduced workforces or government mandates, the unemployment rate, the extent, availability and effectiveness of any COVID-19 stimulus packages or loan programs, the ability of our franchisees to operate their restaurants during the pandemic and pay royalties, and trends in consumer behavior and spending during and after the end of the pandemic; increases in labor costs and fluctuations in the availability of employees; increases in unemployment rates and taxes; price and availability of commodities; competition; local, regional, national and international economic conditions; our ability to preserve the value of and grow our brands; interruption or breach of our systems or loss of consumer or employee information; our dependence on a limited number of suppliers and distributors; legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; government actions and policies; the effects of changes in tax laws; changes in patterns of consumer traffic, consumer tastes and dietary habits; challenges associated with our remodeling, relocation and expansion plans; consumer confidence and spending patterns; political, social and the seasonality of the Company’s business; weather, acts of God and other disasters; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE

BLOOMIN’ BRANDS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	MARCH 27, 2022	MARCH 28, 2021
Revenues
Restaurant sales	$1,123,575	$979,451
Franchise and other revenues	16,960	8,022

Total revenues	1,140,535	987,473

Costs and expenses
Food and beverage costs	359,370	291,870
Labor and other related	312,511	274,638
Other restaurant operating	259,110	229,293
Depreciation and amortization	41,775	41,226
General and administrative	58,674	57,248
Provision for impaired assets and restaurant closings	1,839	2,200

Total costs and expenses	1,033,279	896,475

Income from operations	107,256	90,998
Other income, net	—	21
Interest expense, net	(13,633)	(14,628)

Income before provision for income taxes	93,623	76,391
Provision for income taxes	15,929	6,593

Net income	77,694	69,798
Less: net income attributable to noncontrolling interests	2,183	936

Net income attributable to Bloomin’ Brands	75,511	68,862

Convertible senior notes if-converted method interest adjustment, net of tax	—	1,381

Diluted net income attributable to Bloomin’ Brands	$75,511	$70,243

Earnings per share:
Basic	$0.85	$0.78

Diluted	$0.73	$0.63

Weighted average common shares outstanding:
Basic	89,355	88,367

Diluted	103,454	110,641

TABLE TWO

BLOOMIN’ BRANDS, INC.

SEGMENT RESULTS

(UNAUDITED)

(dollars in thousands)	THIRTEEN WEEKS ENDED
U.S. Segment	MARCH 27, 2022	MARCH 28, 2021
Revenues
Restaurant sales	$1,023,635	$900,059
Franchise and other revenues	12,772	4,859

Total revenues	$1,036,407	$904,918

Restaurant-level operating margin	17.4%	19.2%
Income from operations	$132,226	$121,735
Operating income margin	12.8%	13.5%
International Segment
Revenues
Restaurant sales	$99,940	$79,392
Franchise and other revenues	4,188	3,163

Total revenues	$104,128	$82,555

Restaurant-level operating margin	16.9%	14.4%
Income from operations	$8,884	$3,537
Operating income margin	8.5%	4.3%
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S.	$132,226	$121,735
International	8,884	3,537

Total segment income from operations	141,110	125,272
Unallocated corporate operating expense	(33,854)	(34,274)

Total income from operations	$107,256	$90,998

TABLE THREE

BLOOMIN’ BRANDS, INC.

SUPPLEMENTAL BALANCE SHEET INFORMATION

(dollars in thousands)	MARCH 27, 2022 (UNAUDITED)	DECEMBER 26, 2021
Cash and cash equivalents	$97,795	$87,585
Net working capital (deficit) (1)	$(664,361)	$(631,833)
Total assets	$3,203,356	$3,294,271
Total debt, net	$722,245	$793,065
Total stockholders’ equity	$293,257	$222,850

(1)

We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR

BLOOMIN’ BRANDS, INC.

RESTAURANT-LEVEL OPERATING MARGIN RECONCILIATIONS

(UNAUDITED)

Consolidated	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 27, 2022	MARCH 28, 2021
Income from operations	$107,256	$90,998
Operating income margin	9.4%	9.2%
Less:
Franchise and other revenues	16,960	8,022
Plus:
Depreciation and amortization	41,775	41,226
General and administrative	58,674	57,248
Provision for impaired assets and restaurant closings	1,839	2,200

Restaurant-level operating income	$192,584	$183,650

Restaurant-level operating margin	17.1%	18.8%

U.S.	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 27, 2022	MARCH 28, 2021
Income from operations	$132,226	$121,735
Operating income margin	12.8%	13.5%
Less:
Franchise and other revenues	12,772	4,859
Plus:
Depreciation and amortization	34,758	33,645
General and administrative	23,445	21,092
Provision for impaired assets and restaurant closings	58	1,463

Restaurant-level operating income	$177,715	$173,076

Restaurant-level operating margin	17.4%	19.2%

International	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 27, 2022	MARCH 28, 2021
Income from operations	$8,884	$3,537
Operating income margin	8.5%	4.3%
Less:
Franchise and other revenues	4,188	3,163
Plus:
Depreciation and amortization	5,536	5,720
General and administrative	4,928	4,605
Provision for impaired assets and restaurant closings	1,775	707

Restaurant-level operating income	$16,935	$11,406

Restaurant-level operating margin	16.9%	14.4%

The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:

(1)	Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(2)	Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(3)	General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(4)	Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

TABLE FIVE

BLOOMIN’ BRANDS, INC.

RESTAURANT-LEVEL OPERATING MARGIN RECONCILIATIONS

(UNAUDITED)

	THIRTEEN WEEKS ENDED		(UNFAVORABLE) FAVORABLE CHANGE
Consolidated:	MARCH 27, 2022	MARCH 28, 2021
Restaurant sales	100.0%	100.0%

Food and beverage costs	32.0%	29.8%	(2.2)%
Labor and other related	27.8%	28.0%	0.2%
Other restaurant operating	23.1%	23.4%	0.3%

Restaurant-level operating margin	17.1%	18.8%	(1.7)%

Segments - Restaurant-level operating margin:
U.S.	17.4%	19.2%	(1.8)%
International	16.9%	14.4%	2.5%

TABLE SIX

BLOOMIN’ BRANDS, INC.

NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS

(UNAUDITED)

	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	MARCH 27, 2022	MARCH 28, 2021
Diluted net income attributable to Bloomin’ Brands	$75,511	$70,243
Convertible senior notes if-converted method interest adjustment, net of tax (1)	—	1,381

Net income attributable to Bloomin’ Brands	$75,511	$68,862

Diluted earnings per share	$0.73	$0.63

Adjusted diluted earnings per share (2)	$0.80	$0.72

Diluted weighted average common shares outstanding	103,454	110,641

Adjusted diluted weighted average common shares outstanding (2)	94,722	95,448

(1)

Adjustment for interest expense related to our convertible senior notes (the “2025 Notes”) weighted for the portion of the period prior to our election under the 2025 Notes indenture to settle the principal portion of the 2025 Notes in cash.

(2)

For the thirteen weeks ended March 27, 2022 and March 28, 2021, adjusted diluted weighted average common shares outstanding was calculated excluding the dilutive effect of 8,732 and 9,653 shares, respectively, to be issued upon conversion of the 2025 Notes to satisfy the amount in excess of the principal since our convertible note hedge offsets the dilutive impact of the shares underlying the 2025 Notes. For the thirteen weeks ended March 28, 2021, adjusted diluted weighted average common shares outstanding was also calculated assuming our February 2021 election to settle the principal portion of the 2025 Notes in cash was in effect for the entire period.

TABLE SEVEN

BLOOMIN’ BRANDS, INC.

COMPARATIVE RESTAURANT AND OFF-PREMISES ONLY KITCHEN INFORMATION

(UNAUDITED)

Number of restaurants:	DECEMBER 26, 2021	OPENINGS	CLOSURES	MARCH 27, 2022
U.S.:
Outback Steakhouse
Company-owned	564	1	(3)	562
Franchised	130	—	—	130

Total	694	1	(3)	692

Carrabba’s Italian Grill
Company-owned	199	—	—	199
Franchised	20	—	—	20

Total	219	—	—	219

Bonefish Grill
Company-owned	178	—	(3)	175
Franchised	7	—	—	7

Total	185	—	(3)	182

Fleming’s Prime Steakhouse & Wine Bar
Company-owned	64	—	—	64

Aussie Grill
Company-owned	5	2	—	7

U.S. total	1,167	3	(6)	1,164

International:
Company-owned
Outback Steakhouse - Brazil (1)	122	1	—	123
Other (2)	33	—	—	33
Franchised
Outback Steakhouse - South Korea	78	—	—	78
Other (2)	54	—	(2)	52

International total	287	1	(2)	286

System-wide total	1,454	4	(8)	1,450

System-wide total - Company-owned	1,165	4	(6)	1,163
System-wide total - Franchised	289	—	(2)	287

(1)	The restaurant counts for Brazil are reported as of November 30, 2021 and February 28, 2022, respectively, to correspond with the balance sheet dates of this subsidiary.
(2)	International Company-owned Other and International Franchised Other included two and three Aussie Grill locations, respectively, as of March 27, 2022.

Number of kitchens (1):	DECEMBER 26, 2021	OPENINGS	CLOSURES	MARCH 27, 2022
U.S:
Company-owned	3	—	(1)	2
International:
Company-owned	1	—	—	1
Franchised - South Korea	40	6	—	46

System-wide total	44	6	(1)	49

(1)	Excludes virtual concepts that operate out of existing restaurants and sports venue locations.

TABLE EIGHT

BLOOMIN’ BRANDS, INC.

COMPARABLE RESTAURANT SALES INFORMATION

(UNAUDITED)

	THIRTEEN WEEKS ENDED
	MARCH 27, 2022	MARCH 28, 2021
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more):
U.S. (1)
Outback Steakhouse	9.2%	4.1%
Carrabba’s Italian Grill	11.5%	8.9%
Bonefish Grill	21.3%	(2.9)%
Fleming’s Prime Steakhouse & Wine Bar	45.7%	(2.3)%
Combined U.S.	14.0%	3.3%
International
Outback Steakhouse - Brazil (2)	35.9%	(21.4)%

Traffic:
U.S.
Outback Steakhouse	(1.0)%	0.9%
Carrabba’s Italian Grill	3.0%	5.2%
Bonefish Grill	7.8%	2.1%
Fleming’s Prime Steakhouse & Wine Bar	28.8%	(5.3)%
Combined U.S.	1.5%	1.7%
International
Outback Steakhouse - Brazil	28.7%	(14.2)%

Average check per person (3):
U.S.
Outback Steakhouse	10.2%	3.2%
Carrabba’s Italian Grill	8.5%	3.7%
Bonefish Grill	13.5%	(5.0)%
Fleming’s Prime Steakhouse & Wine Bar	16.9%	3.0%
Combined U.S.	12.5%	1.6%
International
Outback Steakhouse - Brazil	7.6%	(6.4)%

(1)	Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(2)	Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.
(3)	Average check per person includes the impact of menu pricing changes, product mix and discounts.

TABLE NINE

BLOOMIN’ BRANDS, INC.

EBITDA RECONCILIATION

(UNAUDITED)

THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 27, 2022
Net income attributable to Bloomin’ Brands	$75,511
Provision for income taxes	15,929
Interest expense, net	13,633
Depreciation and amortization	41,775

EBITDA	$146,848

TABLE TEN

BLOOMIN’ BRANDS, INC.

REVISED FISCAL YEAR 2022 EBITDA OUTLOOK RECONCILIATION

(UNAUDITED)

FISCAL YEAR
(dollars in millions)	2022

Net income attributable to Bloomin’ Brands	$232M to $242M

Provision for income taxes	$48M to $53M

Interest expense, net	$51M to $52M

Depreciation and amortization	$174M to $178M

EBITDA	$505M to $525M

SOURCE: Bloomin’ Brands, Inc.